UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 12, 2003

PIVOTAL CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

000-26867	98-0366456

(Commission file number)	(I.R.S. Employer Identification No.)

Suite 700 – 858 Beatty Street
Vancouver, British Columbia, V6B 1C1

(Address of Principal Executive Offices and Zip Code)

Telephone (604) 699-8000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 9.  Regulation FD Disclosure

Pivotal Acknowledges Receipt of Onyx Proposal

Vancouver, BC – November 12, 2003 — Pivotal Corporation (Nasdaq: PVTL; TSX: PVT), a leading provider of customer relationship management (CRM) software for mid-sized enterprises, today confirmed that it has received an unsolicited acquisition proposal from Onyx Software Corporation. The Pivotal board of directors and its special committee will be reviewing the Onyx proposal and, in due course, Pivotal will announce how it intends to proceed.

Investor Contact:

Divesh Sisodraker
Tel:  604/699-8000
Email:  investor-relations@pivotal.com

Press Contact:

Leslie Castellani
Tel:  604/699-8151
Email:  lcastellani@pivotal.com

© 2003 Pivotal Corporation. All rights reserved. Pivotal is a registered trademark of Pivotal Corporation. All other trade names mentioned are trademarks and/or registered trademarks of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

PIVOTAL CORPORATION

Date: November 12, 2003
/s/ Trevor Wiebe
Trevor Wiebe In-House Counsel and Corporate Secretary